Exhibit 23

                 Consent of Independent Public Accountants

    As independent public accountants, we hereby consent to the incorporation by reference of our report dated February 16, 1999, included in or incorporated by reference into Thermo Vision Corporation's Annual Report on Form 10-K for the year ended January 2, 1999, into the Company's previously filed Registration Statement No. 333-67873 on Form S-8.



                                               Arthur Andersen LLP



Boston, Massachusetts
March 11, 1999